EXHIBIT 11
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                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
            PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                             (In thousands, except per-share amounts)

                                                                          Years Ended December 31
                                                                     ----------------------------------
                                                                       1994         1993         1992
                                                                     --------     --------     --------
Income before cumulative effect of accounting changes ............   $690,902     $476,226     $247,001
  Less preferred dividends accrued:
    Market auction preferred .....................................         --       (2,043)      (7,617)
    Money market preferred .......................................         --       (2,028)      (4,723)
    Series A conversion preferred ................................         --      (16,097)     (25,118)
  Add:
    Dividends on series A conversion preferred
      shares assumed converted ...................................         --       16,097           --
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted ...................      2,413        2,681        3,945
                                                                     --------     --------     --------
Adjusted income before cumulative effect
  of accounting changes ..........................................    693,315      474,836      213,488
Cumulative effect of accounting changes ..........................         --       (4,173)          --
                                                                     --------     --------     --------
Adjusted net income ..............................................   $693,315     $470,663     $213,488
                                                                     ========     ========     ========


Earnings per Common and Common Equivalent Share:
- ------------------------------------------------
Weighted average common shares outstanding .......................     92,062       85,950       82,324
  Weighted average common equivalent shares:
    Stock option and compensation plans ..........................      1,189        1,323          373
    Convertible debentures .......................................      2,176        2,413        2,614
    Series A conversion preferred ................................         --        3,920           --
                                                                     --------     --------     --------
  Weighted average common and common equivalent shares ...........     95,427       93,606       85,311
                                                                     ========     ========     ========

Earnings per Common and Common Equivalent Share:
  Income before cumulative effect of accounting changes ..........   $   7.27     $   5.07     $   2.50
  Cumulative effect of accounting changes ........................         --        (0.04)          --
                                                                     --------     --------     --------
  Net income .....................................................   $   7.27     $   5.03     $   2.50
                                                                     ========     ========     ========


Earnings per Common Share Assuming Full Dilution:
- -------------------------------------------------
Weighted average common shares outstanding .......................     92,062       85,950       82,324
  Weighted average common equivalent shares:
    Stock option and compensation plans ..........................      1,199        1,394          859
    Convertible debentures .......................................      2,176        2,413        2,614
    Series A conversion preferred ................................         --        3,920           --
                                                                     --------     --------     --------
  Weighted average common and common equivalent shares ...........     95,437       93,677       85,797
                                                                     ========     ========     ========

Earnings per Common Share Assuming Full Dilution:
  Income before cumulative effect of accounting changes ..........   $   7.26     $   5.07     $   2.49
  Cumulative effect of accounting changes ........................         --        (0.05)          --
                                                                     --------     --------     --------
  Net income .....................................................   $   7.26     $   5.02     $   2.49
                                                                     ========     ========     ========
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